UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2015
GulfSlope Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51638	16-1689008
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 City West, Suite 800
Houston, Texas  77042
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (281) 918 4100

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

1.01 Entry into a Material Definitive Agreement

On September 16, 2015, GulfSlope Energy, Inc. (the “Company”) completed its previously announced farm out agreement with Texas South Energy, Inc. (“Texas South”), dated March 10, 2014 (the “Agreement”), relating to certain prospects (the “Prospects”) located within 2.2 million acres of 3D seismic licensed and interpreted by the Company.  Under the terms of the farm-out letter agreement, Texas South had the option to acquire up to a 20% working interest in five Prospects for up to $10 million.

Texas South funded the final $1.8 million in cash under this agreement for an aggregate total purchase price of $10 million, and thus, has acquired a 20% working interest in the Prospects.  Texas South is obligated to pay its proportionate share of the net annual rental costs related to the Prospects.  The Company will be the operator of record.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  September 18, 2015

GULFSLOPE ENERGY, INC.

By:	/s/ John N. Seitz
John N. Seitz, Chief Executive Officer